EXHIBIT 10.01

BANK OF WILMINGTON

1999 INCENTIVE STOCK OPTION PLAN

Bank of Wilmington, a North Carolina banking corporation (hereinafter referred to as the “Bank”), does herein set forth the terms of Bank of Wilmington 1999 Incentive Stock Option Plan (hereinafter referred to as this “Plan”) which was adopted by the Bank’s Board of Directors (hereinafter referred to as the “Board”) subject to shareholder and regulatory approval as provided in Paragraph 21 hereof.

1. Purpose of the Plan. The purpose of this Plan is to provide for the grant of Incentive Stock Options (hereinafter referred to as “Option” or “Options”) qualifying for the tax treatment afforded by Section 422 of the Internal Revenue Code of 1986, as amended, to eligible officers and employees of the Bank and its subsidiaries (hereinafter referred to as “Eligible Employees”) who wish to invest in the Bank’s common stock (hereinafter referred to as “Common Stock”). The Bank believes that participation in the ownership of the Bank by Eligible Employees will be to the mutual benefit of the Bank and Eligible Employees. The existence of this Plan will enhance the Bank’s ability to attract capable individuals to employment in key employee positions.

2. Administration of the Plan.

(a) This Plan shall be administered by the Stock Option Committee of the Board (hereinafter referred to as the “Committee”). The Committee shall consist of three (3) members of the Board all of whom shall qualify as disinterested persons as provided in Section 16(b) and the rules and regulations thereunder of the Securities Exchange Act of 1934, as amended. The members of the Committee shall be appointed by the Board and shall serve at the pleasure of the Board, which may remove members from, add members to, or fill vacancies in the Committee. The Bank’s President and Chief Executive Officer shall be a non-voting ex officio member of the Committee.

(b) The Committee shall decide to whom Options should be granted under this Plan, the number of shares as to which Options should be granted subject to the limitations set forth in Paragraph 10 of this Plan, the Option Price (as hereinafter defined) for such shares and such additional terms and conditions for such Options as the Committee deems appropriate.

(c) A majority of the Committee, excluding the Bank’s President and Chief Executive Officer, shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved unanimously in writing by the Committee, shall be considered as valid actions by the Committee.

(d) The Board may designate any officers or employees of the Bank to assist in the administration of this Plan. The Board may authorize such individuals to execute documents on its behalf and may delegate to them such other ministerial and limited discretionary duties as the Board may deem fit.

3. Shares of Common Stock Subject to the Plan. The maximum number of shares of Common Stock that shall be available initially for Options under this Plan is Eighty-Five Thousand Six Hundred Fifty-Five (85,655) shares, subject to adjustment as provided in Paragraph 14 hereof. Shares subject to Options which expire or terminate prior to the issuance of the shares of Common Stock shall again be available for future grants of Options under this Plan.

4. Eligibility. Options under this Plan may be granted to any Eligible Employee as determined by the Committee. An individual may hold more than one Option under this or other plans adopted by the Bank.

5. Grant of Options.

(a) The Committee shall authorize that Options for shares of Common Stock shall be granted to certain Eligible Employees of the Bank which Options shall be granted based upon the past service and the continued participation of those individuals in the management of the Bank. The allocation of said Options shall be as determined by a majority vote of the Committee at one or more meetings called for such purpose.

(b) Upon the forfeiture or termination of an Option for whatever reason prior to the expiration of the Option Period (as defined in Paragraph 9 hereof) the shares of Common Stock covered by a forfeited or terminated Option shall be available for the granting of additional Options to Eligible Employees during the remaining term of this Plan upon such terms and conditions as may be determined by the Committee. The number of additional Options to be granted to specific Eligible Employees during the term of this Plan shall be determined by the Committee as provided in Subparagraph 2(b) hereof.

6. Option Price.

(a) The price per share of each Option granted under this Plan (hereinafter called the “Option Price”) shall be determined by the Committee as of the effective date of grant of such Option, but in no event shall the Option Price be less than 100% of the fair market value of Common Stock on the date of grant. If an Optionee (as hereinafter defined) at the time that an Option is granted owns stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the Bank, then the Option Price per share of each Option granted under this Plan shall be no less than 110% of the fair market value of Common Stock on the date of grant and such Option shall not be exercisable more than five (5) years from the date of grant. An Option shall be considered as granted on the date that the Committee acts to grant such Option or such later date as the Committee shall specify in an Option Agreement (as hereinafter defined).

(b) The fair market value of a share of Common Stock shall be determined as follows: (i) if on the date as of which such determination is being made, Common

Stock being valued is admitted to trading on a securities exchange or exchanges for which actual sale prices are regularly reported, or actual sale prices are otherwise regularly published, the fair market value of a share of Common Stock shall be deemed to be equal to the mean of the closing sale price as reported on each of the five (5) trading days immediately preceding the date as of which such determination is made; provided, however, that, if a closing sale price is not reported for each of the five (5) trading days immediately preceding the date as of which such determination is made, then the fair market value shall be equal to the mean of the closing sale prices on those trading days for which such price is available, or (ii) if on the date as of which such determination is made, no such closing sale prices are reported, but quotations for Common Stock being valued are regularly listed on the National Association of Securities Dealers Automated Quotation System or another comparable system, the fair market value of a share of Common Stock shall be deemed to be equal to the mean of the average of the closing bid and asked prices for such Common Stock quoted on such system on each of the five (5) trading days preceding the date as of which such determination is made, but if a closing bid and asked price is not available for each of the five (5) trading days, then the fair market value shall be equal to the mean of the average of the closing bid and asked prices on those trading days during the five-day period for which such prices are available, or (iii) if no such quotations are available, the fair market value of a share of Common Stock shall be deemed to be the average of the closing bid and asked prices furnished by a professional securities dealer making a market in such shares, as selected by the Committee, for the trading date first preceding the date as of which such determination is made. If the Committee determines that the price as determined above does not represent the fair market value of a share of Common Stock, the Committee may then consider such other factors as it deems appropriate and then fix the fair market value for the purposes of this Plan.

7. Payment of Option Price. Payment for shares subject to an Option shall be made in cash.

8. Terms and Conditions of Grant of Options. Each Option granted pursuant to this Plan shall be evidenced by a written Incentive Stock Option Agreement (hereinafter referred to as “Option Agreement”) with each Eligible Employee (hereinafter referred to as “Optionee”) to whom an Option is granted; such agreement shall be substantially in the form attached hereto as “Exhibit A,” unless the Committee shall adopt a different form and, in each case, may contain such other, different, or additional terms and conditions as the Committee may determine. The Option shall terminate as provided in paragraph 12 hereof. In addition to any further conditions provided herein and in the Option Agreement, the right of an Optionee to exercise the Option to purchase the Option Shares, either in whole or in part, shall be conditioned upon the completion by the Optionee of one (1) full year of service in the employment of the Bank following the date of grant of the Option. Furthermore, Options granted pursuant to this Plan shall be subject to the right of the North Carolina Commissioner of Banks (the “Commissioner”) and the Federal Deposit Insurance Corporation (“FDIC”) to direct the Bank to require an Optionee to exercise or forfeit his or her stock rights if the Bank’s capital falls below the minimum requirements, as determined by the Commissioner or FDIC.

9. Option Period. Each Option Agreement shall set forth a period during which such Option may be exercised (hereinafter referred to as the “Option Period”); provided, however, that the Option Period shall not exceed ten (10) years after the date of grant of such Option as specified in an Option Agreement.

10. Limitation on Grant and Exercise of Incentive Stock Options. No one Optionee shall be granted more than 40% of the shares reserved for issuance under this Plan pursuant to the provisions of Paragraph 3 hereof. Moreover, notwithstanding any other provision of this Plan, the value of shares underlying an Option granted hereunder that can be exercised for the first time by an Optionee in the year of the grant of the Option may not exceed $100,000.00, based on the fair market value of the stock at the date of the grant of the Option. During the second year, an Optionee may exercise an additional $100,000.00 in value and, likewise in any additional year an additional $100,000.00 in value of Options may be exercised. For purposes of the foregoing, the aggregate fair market value of stock with respect to which incentive stock options are exercisable during any calendar year shall be determined by taking into account all such options granted to such person under all incentive stock option plans of the Bank.

11. Exercise of Incentive Stock Options. An Option shall be exercised by written notice to the Committee signed by an Optionee or by such other person as may be entitled to exercise such Option. In the exercise of an Option, the aggregate Option Price for the shares being purchased shall be paid in cash. The written notice shall state the number of shares with respect to which an Option is being exercised and, shall either be accompanied by the payment of the aggregate Option Price for such shares or shall fix a date (not more than ten (10) business days from the date of such notice) by which the payment of the aggregate Option Price will be made. An Optionee shall not exercise an Option to purchase less than 100 shares, unless the Committee otherwise approves or unless the partial exercise is for the remaining shares available under such Option. A certificate or certificates for the shares of Common Stock purchased by the exercise of an Option shall be issued in the regular course of business subsequent to the exercise of such Option and the payment therefor. During the Option Period, no person entitled to exercise any Option granted under this Plan shall have any of the rights or privileges of a shareholder with respect to any shares of Common Stock issuable upon exercise of such Option, until certificates representing such shares shall have been issued and delivered and the individual’s name entered as a shareholder of record on the books of the Bank for such shares.

12. Effect of Termination of Employment, Retirement, Disability or Death.

(a) In the event of the termination of employment of an Optionee either by reason of (i) being discharged for cause or (ii) voluntary separation on the part of such Optionee for a reason other than the Optionee’s retirement or disability, or a “change in control” of the Bank, any Option or Options granted to the Optionee under this Plan, to the extent not previously exercised or expired, shall immediately terminate and shall be available again for the granting of additional Options to Eligible Employees during the remaining term of this Plan upon such terms and conditions as may be determined by the Committee. The phrase “discharged for cause” shall include termination at the sole discretion of the Board because of such Optionee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), a final cease and desist order, or material breach of any provision of any employment agreement that such Optionee may have with the Bank.

(b) In the event of the termination of employment of an Optionee as a result of such Optionee’s retirement, such Optionee shall have the right to exercise any Option or Options granted to the Optionee under this Plan, to the extent that they have not previously been exercised or expired, for a period of three (3) months after the date of retirement, but in no event may any Option be exercised later than the end of the Option Period provided in such Option Agreement in accordance with Paragraph 9 hereof. For purposes of this Plan, the term “retirement” shall mean (i) termination of an Optionee’s employment under conditions which would constitute retirement under any tax qualified retirement plan maintained by the Bank or any of its subsidiaries or (ii) attaining age 62.

(c) In the event of the termination of employment of an Optionee by reason of such Optionee’s disability, such Optionee shall have the right to exercise any Option or Options held by the Optionee, to the extent that they previously have not been exercised or expired, and all Options be exercisable at any time within twelve (12) months after the last date on which such Optionee provides services as an officer or an employee of the Bank before being disabled, but in no event may any Option be exercised later than the end of the Option Period provided in such Option Agreement in accordance with Paragraph 9 hereof. For purposes of this Plan, the term “disability” shall be defined in the same manner as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

(d) In the event that an Optionee should die (i) while employed by the Bank or any of its subsidiaries; (ii) within three (3) months after retirement; (iii) within three (3) months after termination of the Optionee’s employment after a change-in-control; or (iv) within twelve (1 2) months after termination of the Optionee’s employment by reason of the Optionee’s disability, any Option or Options granted to the Optionee under this Plan and not previously exercised or expired shall be exercisable, according to their respective terms, by the personal representative of such Optionee or by any person or persons who acquired such Options by request or inheritance from such Optionee, notwithstanding any limitations placed on the exercise of such Options by this Plan or an Option Agreement, immediately in full and at any time within twelve (12) months after the date of death of such Optionee, but in no event may any Option be exercised later than the end of the Option Period provided in such Option Agreement in accordance with Paragraph 9 hereof. Any references herein to an Optionee shall be deemed to include any person entitled to exercise an Option under the terms of this Plan after the death of such Optionee under the terms of this Plan.

(e) In the event of the termination of employment of an Optionee as a result of a “change in control” of the Bank, such Optionee shall have the right to exercise any Option or Options granted to the Optionee under this Plan, to the extent they have not previously been exercised or expired, for a period of three (3) months after the date of termination, but in no event may any Option be exercised later than the end of the Option period provided in such Option Agreement in accordance with Paragraph 9 hereof.

13. Effect of Plan on Employment Status. The fact that the Committee has granted an Option to an Optionee under this Plan shall not confer on such Optionee any right to employment with the Bank or to a position as an officer or an employee of the Bank, nor shall it limit the right of the Bank to remove such Optionee from any position held by the Optionee or to terminate the Optionee’s employment at any time.

14. Adjustment Upon Changes in Capitalization; Dissolution or Liquidation.

(a) In the event of a change in the number of shares of Common Stock outstanding by reason of a stock dividend, stock split, recapitalization, reorganization, merger, exchange of shares, or other similar capital adjustment, prior to the termination of an Optionee’s rights under this Plan, equitable proportionate adjustments shall be made by the Committee in (i) the number and kind of shares which remain available under this Plan and (ii) the number, kind, and the Option Price of shares subject to unexercised Options under this Plan. The adjustments to be made shall be determined by the Committee and shall be consistent with such change or changes in the Bank’s total number of outstanding shares; provided, however, that no adjustment shall change the aggregate Option Price for the exercise of Options granted under this Plan.

(b) The grant of Options under this Plan shall not affect in any way the right or power of the Bank or its shareholders to make or authorize any adjustment, recapitalization, reorganization, or other change in the Bank’s capital structure or its business, or any merger or consolidation of the Bank, or to issue bonds, debentures, preferred or other preference stock ahead of or affecting Common Stock or the rights thereof, or the dissolution or liquidation of the Bank, or any sale or transfer of all or any part of the Bank’s assets or business.

(c) Except upon a “change in control”, upon the effective date of the dissolution or liquidation of the Bank, this Plan and any Options granted hereunder, shall terminate.

15. Non-Transferability. Any Option granted under this Plan shall not be assignable or transferable except, in the case of the death of an Optionee, by will or by the laws of descent and distribution. In the event of the death of an Optionee, the personal representative, the executor or the administrator of such Optionee’s estate, or the person or persons who acquired by bequest or inheritance the rights to exercise such Option, may exercise any Option or portion thereof to the extent not previously exercised by an Optionee or expired, in accordance with its terms, prior to the expiration of the exercise period as specified in Subparagraph 12(d) hereof.

16. Tax Withholding. The employer of a person granted an Option under this Plan shall have the right to deduct or otherwise effect a withholding of any amount required by federal or state laws to be withheld with respect to the grant, exercise or the sale of stock acquired upon the exercise of an Option in order for the employer to obtain a tax deduction otherwise available as a consequence of such grant, exercise or sale, as the case may be.

17. Listing and Registration of Option Shares. Any Option granted under the Plan shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

18. Exculpation and Indemnification. In connection with this Plan, no member of the Committee shall be personally liable for any act or omission to act in such person’s capacity as a member of the Committee, nor for any mistake in judgment made in good faith, unless arising out of, or resulting from, such person’s own bad faith, gross negligence, willful misconduct, or criminal acts. To the extent permitted by applicable law and regulation, the Bank shall indemnify and hold harmless the members of the Committee, and each other officer or employee of the Bank or of any subsidiary thereof to whom any duty or power relating to the administration or interpretation of this Plan may be assigned or delegated, from and against any and all liabilities (including any amount paid in settlement of a claim with the approval of the Board) and any costs or expenses (including counsel fees) incurred by such persons arising out of, or as a result of, any act or omission to act in connection with the performance of such person’s duties, responsibilities, and obligations under this Plan, other than such liabilities, costs, and expenses as may arise out of, or result from, the bad faith, gross negligence, willful misconduct, or criminal acts of such persons.

19. Amendment and Modification of the Plan. The Board may at any time and from time to time amend or modify this Plan (including the form of Option Agreement) in any respect consistent with applicable regulations; provided, however, that no amendment or modification shall be made that increases the total number of shares of Common Stock covered by this Plan or effects any change in the categories of persons who may receive Options under this Plan or materially increases the benefits accruing to Optionees under this Plan unless such change is approved by the holders of two thirds ( 2/3) of the outstanding shares of Common Stock entitled to vote on such proposal and the Commissioner. Any amendment or modification of this Plan shall not materially reduce the benefits under any Option theretofore granted to an Optionee under this Plan without the consent of such Optionee or the transferee thereof in the event of the death of such Optionee.

20. Termination and Expiration of the Plan. This Plan may be abandoned, suspended, or terminated at any time by the Board; provided, however, that abandonment, suspension, or termination of this Plan shall not affect any Options then outstanding under this Plan. No Option shall be granted pursuant to this Plan after ten (10) years from the effective date of this Plan as provided in Paragraph 21 hereof.

21. Effective Date; Shareholder Approval; Regulatory Approval. This Plan shall not be effective until approved by the holders of two-thirds of the issued and outstanding shares of Common Stock entitled to vote on such proposal (the “Effective Date”) and the Plan is approved by the Commissioner.

22. Captions and Headings; Gender and Number. Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part hereof, and shall not serve as a basis for interpretation or in construction of this Plan. As used herein, the masculine gender shall include the feminine and neuter, the singular number the plural, and vice versa, whenever such meanings are appropriate.

23. Expenses of Administration of Plan. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Bank or one or more of its subsidiaries.

24. Governing Law. Without regard to the principles of conflicts of laws, the laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Plan.

25. Inspection of Plan. A copy of this Plan, and any amendments thereto or modification thereof, shall be maintained by the Secretary of the Bank and shall be shown to any proper person making inquiry about it.

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